                                                                 EXHIBIT 99.1


(AMERICAN HOMEPATIENT LOGO)                                     NEWS RELEASE

--------------------------------------------------------------------------------


Contact: Joseph F. Furlong          or         Stephen L. Clanton
         President and CEO                     Executive VP & CFO
         (615) 221-8884                        (615) 221-8884
                                               PRIMARY CONTACT
FOR IMMEDIATE RELEASE

               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
               THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (March 22, 2004) - American HomePatient, Inc. (OTC: AHOM) today reported net income of $8.2 million and revenues of $84.2 million for the fourth quarter ended December 31, 2004. For the year ended December 31, 2004, the Company reported net income of $13.2 million and revenues of $335.8 million.

The Company's revenues of $84.2 million for the fourth quarter of 2004 represent a decrease of $2.7 million, or 3.1%, from the fourth quarter of 2003. The Company's revenues of $335.8 million for the year ended December 31, 2004 represent a decrease of $0.4 million, or 0.1%, from the prior year. Revenues in the current quarter and year were reduced by approximately $1.8 million, or 2.1%, and $7.4 million, or 2.2%, respectively, as a result of an approximate 15.8% reduction in the Medicare reimbursement rates for inhalation drugs effective January 1, 2004. The sale of inhalation drugs comprised approximately 12% of the Company's total revenues for the fourth quarter and twelve months ended December 31, 2004.

The Company's net income of $8.2 million, or $0.48 per share on a diluted basis, for the fourth quarter of 2004 compares to net income of $4.7 million, or $0.25 per share, for the fourth quarter of 2003 representing an increase of $3.5 million, or 74%. This improvement is primarily attributable to reduced operating expenses. Operating expenses decreased by approximately $5.5 million in the fourth quarter of 2004 compared to the fourth quarter of 2003 and decreased by approximately $9.9 million for the current year compared to the prior year. These decreases are primarily the result of the Company's initiatives to improve productivity and reduce personnel costs in its operating centers and billing centers. Also contributing to lower operating expenses in 2004 was the closure and consolidation of three of the Company's billing centers in 2004 and the full year impact of the closure and consolidation of eight billing centers in 2003.

The Company's net income of $13.2 million, or $0.78 per share on a diluted basis, for the year ended December 31, 2004 compares to net income of $14.0 million, or $0.74 per share, for the same period of 2003. Net income for the year ended December 31, 2003 excluded approximately $10.0 million in non-default interest expense prior to the Company's emergence from bankruptcy protection on July 1, 2003. Net income for the year ended December 31, 2003 included approximately $4.1 million of reorganization items compared to $0.7 million for the same period of 2004.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the fourth quarter of 2004 and for the fourth quarter of 2003 was $19.3 million and $15.8 million, respectively. For the fourth quarter of 2004, adjusted EBITDA (calculated as EBITDA excluding reorganization items) was $19.4 million or 23.0% of revenues. For the fourth quarter of 2003, adjusted EBITDA was $16.2 million or 18.6% of revenues. EBITDA for year ended December 31, 2004 and for year ended December 31, 2003 was $58.5 million and $47.1 million, respectively. For the current year, adjusted EBITDA was $59.2 million or 17.6% or revenues. For the prior year, adjusted EBITDA was $51.2 million or 15.2% of revenues.

American HomePatient, Inc. is one of the nation's largest home health care providers with 276 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

                                                                    SCHEDULE A
AMERICAN HOMEPATIENT, INC.
SUMMARY FINANCIAL DATA
(In thousands, except per share data)


                                                            THREE MONTHS ENDED DECEMBER 31,   YEAR ENDED DECEMBER 31,
                                                            -------------------------------  ------------------------
                                                                   2004          2003           2004          2003
                                                               ------------------------      ------------------------
                                                                      (UNAUDITED)

Revenues, net                                                  $  84,236      $  86,917      $ 335,823      $ 336,181
Cost of sales and related services                                18,015         17,410         71,934         69,494
Cost of rentals and other revenues, including rental
   equipment depreciation                                          9,695          9,307         38,779         36,265
Operating expenses                                                39,372         44,856        167,285        177,167
Bad debt expense                                                   1,484          2,159         10,671         10,437
General and administrative expenses                                3,887          4,203         16,597         17,212
Earnings from unconsolidated joint ventures                       (1,494)        (1,393)        (4,751)        (4,778)
Depreciation, excluding rental equipment, and amortization           989            927          3,423          3,640
Amortization of deferred financing costs                              --            160             --            160
Interest expense, net                                              4,396          4,566         18,290          8,785
Other income, net                                                   (222)          (426)          (344)          (708)
                                                               ---------      ---------      ---------      ---------
INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS
   AND INCOME TAXES                                                8,114          5,148         13,939         18,507

Reorganization items                                                 138            306            658          4,082
                                                               ---------      ---------      ---------      ---------
INCOME FROM OPERATIONS BEFORE INCOME TAXES                         7,976          4,842         13,281         14,425

Provision for income taxes                                          (250)           100             50            400
                                                               ---------      ---------      ---------      ---------
NET INCOME                                                     $   8,226      $   4,742      $  13,231      $  14,025
                                                               =========      =========      =========      =========

Basic income per common share                                  $    0.49      $    0.29      $    0.80      $    0.86
Diluted income per common share                                $    0.48      $    0.25      $    0.78      $    0.74


--------------------------------------------------------------------------------


                                                         DECEMBER 31,    DECEMBER 31,
                                                            2004             2003
                                                         ------------    ------------

Cash and equivalents                                        $   5,772      $   2,571
Restricted cash                                                   650            400
Net patient receivables                                        50,851         56,940
Other receivables                                               1,666          1,935
                                                            ---------      ---------
        Total receivables                                      52,517         58,875
Other current assets                                           22,308         20,606
                                                            ---------      ---------
        Total current assets                                   81,247         82,452
Property and equipment, net                                    58,005         56,831
Goodwill                                                      121,834        121,834
Other assets                                                   21,978         22,923
                                                            ---------      ---------
        TOTAL ASSETS                                        $ 283,064      $ 284,040
                                                            =========      =========

Accounts payable                                            $  17,842      $  17,518
Current portion of long-term debt and capital leases              885         11,720
Other current liabilities                                      30,951         33,097
                                                            ---------      ---------
        Total current liabilities                              49,678         62,335

Long-term debt and capital leases, less current portion       251,033        251,194
Other noncurrent liabilities                                    2,548          4,262
                                                            ---------      ---------
        Total liabilities                                     303,259        317,791

        Minority interest                                         534            498

        Total shareholders' deficit                           (20,729)       (34,249)
                                                            ---------      ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT         $ 283,064      $ 284,040
                                                            =========      =========



                                                                     SCHEDULE B
AMERICAN HOMEPATIENT, INC.
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements (In thousands)



                                                     THREE MONTHS ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                                     -------------------------------  -----------------------------
                                                              2004           2003        2004         2003
                                                      ------------------------------  -----------------------------
                                                                  (UNAUDITED)                (UNAUDITED)

Net income                                                  $  8,226      $  4,742     $ 13,231     $ 14,025

Add:

  Provision for income taxes                                    (250)          100           50          400

  Interest expense, net                                        4,396         4,566       18,290        8,785

  Rental equipment depreciation                                5,902         5,513       23,502       20,241

  Other depreciation  and amortization                           989           927        3,423        3,640
                                                            --------      --------     --------     --------
Earnings before interest, taxes, depreciation, and
   amortization (EBITDA)                                    $ 19,263      $ 15,848     $ 58,496     $ 47,091

Add:

  Reorganization items                                           138           306          658        4,082
                                                            --------      --------     --------     --------

Adjusted EBITDA (EBITDA excluding reorganization items)     $ 19,401      $ 16,154     $ 59,154     $ 51,173
                                                            ========      ========     ========     ========

